Exhibit 99.1

FOR IMMEDIATE RELEASE

Momentive Specialty Chemicals Inc. Announces Preliminary Third Quarter 2010 Results

COLUMBUS, Ohio – (October 21, 2010) – Momentive Specialty Chemicals Inc. (“Momentive Specialty Chemicals” or the “Company”), formerly known as Hexion Specialty Chemicals, Inc., today announced preliminary results for the third quarter ended September 30, 2010.

Momentive Specialty Chemicals expects to record sales of approximately $1.4 billion, operating income of $183 million to $192 million and Segment EBITDA (earnings before interest, taxes, depreciation and amortization) of $198 million to $204 million in the third quarter of 2010. (Note: Segment EBITDA is a non-GAAP financial measure and is defined and reconciled to the closest GAAP calculation later in this release.) In addition, the Company expects Pro Forma Adjusted EBITDA for the last twelve months of $688 million to $694 million, including savings of approximately $50 million that the Company expects to achieve in connection with the shared services agreement that it recently entered into with Momentive Performance Materials Inc. As anticipated, third quarter 2010 sales continued to gradually improve compared to the results achieved in the second quarter of 2010, while third quarter 2010 Segment EBITDA reflected the Company’s improved cost structure resulting from its ongoing productivity program, improved market conditions in select markets and pricing actions.

The Company recorded revenues of $1.08 billion, operating income of $77 million and Segment EBITDA of $128 million in the third quarter of 2009.

Momentive Specialty Chemicals expects to be in compliance with all of the terms of its outstanding indebtedness, including the financial covenants, at the end of the third quarter of 2010. Momentive Specialty Chemicals estimates that its net debt was approximately $3.52 billion at September 30, 2010, even with $3.52 billion at June 30, 2010. The Company also estimates that it had liquidity of approximately $412 million as of September 30, 2010, which is comprised of cash plus available borrowings under its credit facilities and includes an equity commitment from certain affiliates of Apollo Global Management.

“Our anticipated third quarter 2010 EBITDA represents record results for the Company,” said Craig O. Morrison, Chairman and CEO. “During the third quarter of 2010, our year-over-year Segment EBITDA increase was largely driven by continued top-line gains and operating leverage from our ongoing productivity program.”

Momentive Specialty Chemicals expects to file a more detailed press release regarding its third quarter 2010 results on Form 8-K, as well as file its Form 10-Q for the period ended September 30, 2010, in early November 2010, with an accompanying investor conference call to follow shortly thereafter.

Reconciliation of Segment EBITDA to Operating Income

Segment EBITDA is defined as EBITDA adjusted to exclude certain non-cash and certain non-recurring expenses. Segment EBITDA is the primary performance measure used by the Company’s senior management, the chief operating decision-maker and the board of directors to evaluate operating results and allocate capital resources among segments. Segment EBITDA is also the profitability measure used to set management and executive incentive compensation goals. Segment EBITDA is not intended to represent any measure of performance in accordance with generally accepted accounting principles, or GAAP, and the Company’s calculation and use of this measure may differ from those of other companies. These non-GAAP measures should not be used in isolation or as a substitute for measures of performance or liquidity and should not be considered an alternative to operating income under GAAP for purposes of evaluating the Company’s results of operations, prepared in accordance with GAAP.

	Three months ended September 30, 2010		Three months ended September 30, 2009
	Low	High
Segment EBITDA	$198	$204	$128

Reconciliation:
Items not included in Segment EBITDA
Terminated merger and settlement income, net (a)	56	56	19
Non-cash charges	(2)	(2)	(4)
Other unusual items	(25)	(22)	(23)

Total adjustments	29	32	(8)
Earnings from unconsolidated entities	(2)	(2)	—
Net income attributable to noncontrolling interest	—	—	1
Depreciation and amortization	(42)	(42)	(44)

Operating income	$183	$192	$77

(a)	Terminated merger and settlement income, net for the three months ended September 30, 2009 has been revised to record approximately $7 million of income related to the insurance recoveries by our owner for the costs incurred in connection with the termination of the merger with Huntsman Corporation. The insurance recoveries related to the $200 million termination settlement payment made by our owner on behalf of the Company was pushed down and treated as an expense of the Company in 2008.

Reconciliation of Operating Income to Pro Forma Adjusted EBITDA

	Twleve months ended September 30, 2010
	Low	High
Operating Income	$424	$433

Reconciliation:
Items not included in Pro Forma Adjusted EBITDA
Terminated merger and settlement income, net (a)	(91)	(91)
Non-cash charges	9	9
Unusual items:
Loss on divestiture of assets	2	2
Business realignments	22	20
Other	61	60

Total unusual items	85	82
Earnings from unconsolidated entities	7	7
Net income attributable to noncontrolling interest	(2)	(2)
Depreciation and amortization	174	174
Productivity program savings	32	32
Savings from shared services agreement	50	50

Pro Forma Adjusted EBITDA	$688	$694

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical fact, could be forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” or similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our businesses, the economy and other future events and conditions, and are based on currently available financial, economic and competitive data and current business plans. Actual results could vary materially depending on risks and uncertainties that may affect operations, markets, services, prices and other factors as discussed in the Company’s most recent Annual Report on Form 10-K and other filings made by Momentive Specialty Chemicals Inc. (“Momentive Specialty Chemicals”) with the Securities and Exchange Commission (SEC). We caution you against relying on any forward-looking statements as they are neither statements of historical fact nor guarantees of future performance.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional or global economic, competitive and regulatory factors including, but not limited to, the current credit crises and global economic downturn, interruptions in the supply of or increased pricing of raw materials due to natural disasters, pricing actions by our competitors that could affect our operating margins, changes in governmental regulations involving our products, and the following:

•	difficulties with the integration process or realization of benefits from the Momentive Performance Materials transaction,

•	our inability to achieve expected cost savings,

•	the outcome of litigation described in the Company’s footnote to financial statements on Commitments and Contingencies in the Company’s most recent SEC filings,

•	our failure to comply with financial covenants under our credit facilities or other debt, and

•	the other factors described in the Risk Factors sections of the Annual Reports on Form 10-K and in the Company’s other SEC filings.

Any forward-looking statement made by us in this document speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time.

About the Company

Based in Columbus, Ohio, Momentive Specialty Chemicals Inc. is the global leader in thermoset resins. Momentive Specialty Chemicals Inc. serves the global wood and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Momentive Specialty Chemicals Inc. is an indirect wholly owned subsidiary of Momentive Performance Materials Holdings LLC. Additional information is available at www.hexion.com.

About the new Momentive

Momentive Performance Materials Holdings LLC is the ultimate parent company of Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc. (collectively, the “new Momentive”). The new Momentive is a global leader in specialty chemicals and materials, with a broad range of advanced specialty products that help industrial and consumer companies support and improve everyday life. The company uses its technology portfolio to deliver tailored solutions to meet the diverse needs of its customers around the world.

The new Momentive was formed in October 2010 through the combination of entities that indirectly owned Momentive Performance Materials Inc. and Hexion Specialty Chemicals, Inc. The capital structures and legal entity structures of both Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc. (formerly known as Hexion Specialty Chemicals, Inc.), and their respective subsidiaries and direct parent companies, remain separate. Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc. file separate financial and other reports with the Securities and Exchange Commission. The new Momentive is controlled by investment funds affiliated with Apollo Global Management, LLC.

Additional information about the new Momentive and its products is available at www.momentive.com and at www. hexion.com.

Contacts

Investors:

John Kompa

614-225-2223

john.kompa@hexion.com

Media:

Peter Loscocco

614-225-4127

peter.loscocco@hexion.com

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